CONSENT OF COUNSEL


We hereby consent to the use of our name as legal counsel in the Registration Statement filed on Form SB-2 pursuant to the Securities Act of 1933 (the "Act") by PVAXX Corporation.

NADEAU & SIMMONS, P.C.

/s/ Nadeau & Simmons, P.C.
Providence, RI
May 7, 2002